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                                 Exhibit 10.64

                            DISTRIBUTION AGREEMENT

  THIS DISTRIBUTION AGREEMENT is made as of this 28/th/ day of April, 2000 ("Execution Date") by and between NEXELL THERAPEUTICS INC., a Delaware corporation (the "Company") and TAKARA SHUZO CO., LTD. a Japanese corporation ("Distributor").

                                    RECITALS
                                    --------

  A. Company owns or will own the rights to, and sells or will sell, the Products.

  B.  Distributor desires to resell the Products in the Territory.

                              TERMS AND CONDITIONS
                              --------------------

  NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

      1.  Definitions.  For purposes of this Agreement, the following terms
          -----------
shall have the meanings as hereinafter set forth:

               (a)  Documentation.  The term "Documentation" shall mean the
                    -------------
then current written information provided by the Company for use by end-users relating their use of the Products. Director's compensation, if any, will come from the margin between the price it pays the Company for Products and the price at which it sells those products. Distributor has no right to any compensation from the Company.

               (b)  Marketing Strategy.  The execution plan that describes
                    ------------------
Distributor's capabilities to perform under the terms of the Agreement developed by Distributor and approved by Company, as attached hereto as Exhibit A.

               (c)  Products.  The term "Products" shall mean the products
                    --------
owned and offered for sale by Company during the term of this Agreement, including but not limited to those set forth on Exhibit B hereto.

               (d)  Territory.  The term "Territory" shall mean and include
                    ---------
Japan, Korea, Taiwan and China.

               (e)  Trademark.  The term "Trademark" shall mean and include the
                    ---------
trademarks listed on Exhibit C to the extent effective in any country in the Territory.

    2.  Grant of Rights.  During the term of this Agreement and subject to the
        ---------------
terms and conditions set forth herein,

          (a) Company hereby grants to Distributor the right to sell and distribute the Products through any and all commercially proper means consistent with the Marketing Strategy in the Territory.

          (b) Company hereby grants to Distributor the right to use the Trademarks in connection with the marketing and sale of the Products in the Territory.

          (c) Distributor shall not have the right to have the Products manufactured for it by a third party.

          (d) At the request of Distributor, Company will modify the Company's CELLEXTRA(TM) automated closed system platform for gene therapy, if and when available, to the reasonable extent necessary for the incorporation of Distributor's gene therapy products into the CELLEXTRA(TM) platform. Distributor shall be responsible, and reimburse Company, for all costs and expenses incurred by Company in connection with any such modification.

          (e) Company and Distributor are separate independent entities, and Distributor has no authority to assume or create any obligations on behalf of the Company without the prior written consent of the Company.

    3.  Translations for Local Market.  Subject to the Company's prior written
        -----------------------------
approval, Distributor shall make such language translations of the Documentation and the labels provided by the Company with the Products as are appropriate or necessary for the sale of Products in the Territory. Distributor hereby assigns any such translations to the Company and shall execute any documents to evidence or perfect such assignment to the Company. Distributor hereby appoints Company as its attorney-in-fact to execute all documents necessary or appropriate to effect the assignment described in this Section.

    4.  Term.  Unless earlier terminated as provided herein, the term of this
        ----
Agreement shall commence upon the Execution Date and shall continue in effect until the date which is five (5) years from the Effective Date. At the end of such term, the parties may renew this Agreement upon such terms and conditions as may be mutually agreed upon.

      Notwithstanding the foregoing, the parties shall have no rights or obligations under Sections 2, 8 or 9 hereof until the 100th day following the Execution Date, or such earlier time as the Company informs Distributor, upon 10 days prior written notice, that the parties have such rights and obligations as of the time specified in the notice (the "Effective Date").

    5.  Orders.  Each order of Distributor shall be by written purchase order or
        ------
other means acceptable to the Company, provided, however, the terms and conditions of this Agreement shall prevail over any such written order. All orders shall be subject to acceptance or rejection by the Company.

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    6.  Pricing and Payments.
        --------------------

      (a) The price of the Products sold to Distributor shall be equal to Company's transfer price for the Products, which may change from time to time at the Company's sole discretion, the current form of which is attached hereto as Exhibit B.

      (b) Distributor shall pay to Company amounts owed on orders for Products upon receipt of an invoice for such amounts in accordance with the terms of such invoice. Title to the goods shall remain with the Company until full payment has been received.

      (c) Distributor shall pay to the Company $2,500,000 in cash on the Effective Date in exchange for the rights granted to Distributor hereunder. Distributor shall be entitled to deduct from such payment up to 10% as withholding tax.

    7.   Shipment.  All Products shall be sold to Distributor ex works and
         --------
delivered directly to Distributor. Delivery and shipments of orders may be in a single delivery or in lots, in the Company's sole discretion.

          (a) Title, risk of loss and damage to all Products sold by the Company to Distributor shall pass to Distributor upon delivery.

          (b) Notwithstanding the passage of title and risk of loss upon shipment, the Company shall retain a security interest in the Products ordered and purchased by Distributor hereunder until full payment shall have been made by Distributor. Distributor acknowledges that this paragraph constitutes a security agreement, and shall execute any financing statement or other documents requested by Company which may be necessary or appropriate to perfect the Company's security interest in the Products hereunder.

    8.   Duties of Distributor Relating to Distribution.  Distributor shall:
         ----------------------------------------------

          (a) Purchase from the appropriate affiliate of Baxter Healthcare Corporation in the Territory all Products in Baxter's merchantable inventory, which inventory should be inspected and confirmed by Distributor, as of the Effective Date;

          (b) Use its best efforts to diligently and actively promote the marketing and sales of the Products in accordance with the Marketing Strategy, good business ethics and practices and in accordance with the terms and conditions of this Agreement;

          (c) Make purchases of Products of at least $75,000, excluding returns, freights, postage, duties and taxes, for each twelve-month period during the term of this Agreement, commencing on the Effective Date ("Product Purchase Target"). Distributor agrees that in the event it fails to meet the Product Purchase Target, Distributor will pay Company an amount in cash equal to $75,000 less the purchases of Products actually made. If this Agreement expires or terminates on a date that does not complete a twelve-month period described herein, the Product Purchase Target for such abbreviated period shall be reduced pro rata from $75,000 in accordance with the relationship the abbreviated period bears to a twelve-month period.

          (d) Dedicate to the distribution of Products a sales force of a size and with expertise acceptable to Company, as described in the Market Strategy;

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          (e) Order and sell the following amounts of Products during the following periods (each, a "Product Sales Target"):

              (i) $1,500,000 of Products during the two full years commencing on the Effective Date; and

              (ii) $1,725,000 of Products during each of the three full years commencing on the second anniversary of the Effective Date;

          (f) Pay all of its own expenses and shall be responsible for all acts of its employees, sales representatives and distributors;

          (g) Obtain and retain on behalf of Nexell any licenses or other approvals required by the laws of the Territory to commercialize the Products in connection with the transactions contemplated by this Agreement, including, but not limited to, clinical trials required by product registration, product registrations, reimbursement, adverse event reporting and other postmarking surveillance, and making all certifications and keeping all the records required to obtain or retain such licenses or approvals, subject to the specific requirements of Section 16 hereof;

          (h) Maintain an inventory of the Products sufficient to adequately serve the needs of its customers on a reasonably timely basis and, at a minimum, such inventory shall include not less than the quantity of the Products necessary to meet reasonably anticipated demands of its customers for a thirty
(30) day period;

          (i) Ensure that all Products are in compliance with any minimum shelf life requirement mandated by local law and provide notice to the Company of any minimum shelf life mandated by local law;

          (j) Maintain a dialog with the Company regarding customer satisfaction, submit to Company Technical Support details of customer complaints, and follow up and gather data to investigate and resolve customer complaints;

          (k) Maintain a dialog with the Company regarding market problems and opportunities and competitive information, and provide the Company with information on any new regulatory requirements likely to impact sales of the Products;

          (l) Provide product information supplied or approved by the Company, along with advice and support, including technical support and after sales service, to end users of the Products;

          (m) Establish specific operating procedures for inventory and shipping of the Products, and contract document and change control procedures for implementing and maintaining changes to procedures applicable to the Products, as are acceptable to the Company;

          (n) Ship Products at all times in accordance with the Company's validated shipping procedures or such alternate validated procedures as the Company has approved in advance;

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          (o) Maintain lot-specific records of Product shipments by customer to be available in the event of a market withdrawal, Product recall or other required field action, and provide support and assistance in the event of a market withdrawal, Product recall or other required field action;

          (p) Provide access to the Distributor's facilities and records relating to Distributor's performance and compliance with its obligations under this Agreement, on two week's notice for the Company and its representatives to conduct a quality and compliance audit at least once during each twelve (12) month period;

          (q) Conduct business in a manner that reflects favorably at all times on the Products and the good name, goodwill and reputation of Company; avoid deceptive, misleading or unethical practices that are, or might be, detrimental to Company, the Products, dealers or the public, including, but not limited to, disparagement of Company or the Products; make no false or misleading representations with regard to Company or the Products; not publish or employ or cooperate in the publication or employment of any misleading or deceptive advertising material; make no representations, warranties or guarantees to customers or to the trade with respect to the specifications, features or capabilities of the Products that are inconsistent with the literature distributed by Company, including all warranties and disclaimers contained in such literature; and not sell the Products to any dealer or organization that engages in illegal or deceptive trade practices;

          (r) Sell the Products with all packaging, warranties and disclaimers intact as shipped from Company or as adapted pursuant to the terms of this Agreement; and

          (s) Use reasonable efforts to protect Company's proprietary rights and to cooperate without charge in Company's efforts to protect its proprietary rights.

    9. Duties of Distributor Relating to Service. Distributor further agrees to provide service for Products in the Territory as required, without additional compensation from the Company, on the following terms:

          (a) The service to be provided by the Distributor ("Service") shall include in-warranty and out-of-warranty repair work requested by a customer in the Territory with respect to one or more of the Products, such installation work as may be required by the complex nature of the Products, preventive maintenance work on the Products; provided that Service shall not include any work for which the Company has not provided training pursuant to paragraph (e) below, any work more detailed than repairing or replacing Products hardware only, or any software or hospital network systems responsibilities other than simple reloading of software on components of the Products and such other responsibilities as may be agreed to in writing from time to time between the Distributor and the Company.

          (b) The maximum response time shall be within seven working days for a down machine. The Company and the Distributor will cooperate in planning the scope and timing of Service provided hereunder in order to minimize of eliminate interference with the conduct of the Distributor's other business activities.
If such interference is unavoidable, the Distributor will apportion its activities to the Service in a fair and reasonable manner.

          (c) All Service will be provided at the site of the Product.

          (d) The Distributor's technical specialists will be the primary interface with all customers purchasing the Products in the Territory for any instrument issue. The Distributor will provide monthly service reports to the Company comparable to other service reports generated for the Distributor's products.

          (e) For all mutually agreed upon types of Service for the Products, the Distributor will obtain from the Company, and the Company will provide, at no charge to Distributor, specialized training to technical instructors designated by the Distributor on how to repair, refurbish, conduct preventive maintenance and perform other Service on all Products; on all other matters and skills needed or appropriate for the Distributor to fulfill its obligations hereunder; and on how to train others in such matters and skills. The Distributor will assume full responsibility for ensuring that the Distributor's field service engineers are trained and kept up to date on any changes to the Products either by conducting training sessions or by sending out service bulletins. The training provided by the Company shall be at the Company's California facility or other mutually agreeable location. The Company will provide at no charge to the Distributor all mutually agreed Products and parts in sufficient quantities as required or appropriate with respect to training by the Company pursuant to this paragraph (e). All equipment and training aids furnished by the Company for training will remain the property of the Company and will be returned to the Company upon termination of this Agreement, regardless of other claims or disputes, shipping charges billable to the Company, ordinary wear and tear and damage by fire or casualty excepted. The Company agrees that the Distributor may freely reproduce any such papers, procedures, recommended parts lists, complete parts lists, books, manuals, workbooks, videos and all training, instruction and presentation aids, unless such items as are designated by the Company as confidential, which shall be reproduced for the Distributor's internal use only. The Distributor shall be responsible for the cost of any Products, parts, equipment, training aids and other items provided by the Company hereunder that are lost or destroyed while in the possession or control of the Distributor or one of its employees. In such instances the training will be provided free, but the accommodation and travel costs of attending such a meeting shall be born by the Distributor.

          (f) The Company will provide, at no charge, to the Distributor for each technician providing Service hereunder, a complete service manual for each Product including operations procedures, theory of operation, installation procedures, schematic diagrams, adjustment and calibration procedures, trouble shooting guides, parts diagrams and complete part lists. The Company will periodically update each service manual to incorporate service bulletins and other updated information. A review loop will be defined that will outline the review responsibilities related to these documents for both the Distributor and the Company.

          (g) The Company will provide, at no charge, to the Distributor for each representative providing Service hereunder, any test equipment and tools which are not necessary in providing test or repair work on other instruments which the Distributor tests or repairs, but are necessary for the proper test, repair or preventive maintenance of a Product. The Company shall not be required hereunder to replace or repair without cost any such test equipment or tools which are lost, stolen or damaged while in the Distributor's possession or under its control.

          (h) The terms of Product warranties shall be as specified by the Company, provided, however, that the Distributor's responsibilities to the Company with respect to Product warranties on Products manufactured or supplied by the Distributor shall not be altered or amended by any Product warranties so furnished by the Company to such customers. The Distributor will provide a complete warranty on the Distributor's standard terms and conditions for spare parts for at least one year from the date of installation of the service part into a Product for a customer. The Company will supply to Distributor at no charge all such repair parts required by the Distributor in connection with its warranty obligations during such one-year warranty periods.

          (i) The Distributor will be responsible for negotiating and setting the terms of service contracts with customers purchasing the Products, within the limits of guidelines set or approved by the Company.

          (j) The Distributor and the Company shall work together to generate all service bulletins, service notes and service aids for each Product. The Distributor's service group will distribute service bulletins, service notes and service aids for each Product through its normal distribution process.

          (k) Distributor agrees that all spare parts will be packaged and labeled to comply with all laws and regulations in the Territory including, without limitation, laws and regulations concerning hazardous materials.

          (l) The parties agree that changes, upgrade, retrofits, exchanges, recalls and similar events with respect to any Product in the Territory are part of the scope of this Agreement. The Company agrees to advise the Distributor of each such matter and provide the Distributor full particulars and information with such advice. The Company agrees to provide the Distributor, at no charge, reasonable quantities of each Product and all changes or modifications thereto, as necessary.

          (m) The Distributor agrees that it will, at the Company's request and expense, return to the Company such parts and components for any Product which the Distributor acquires from customers in the course of providing Service hereunder; provided, however, that no such return shall be required of any item which is potentially hazardous.

    10. Exclusivity.  During the term of this Agreement, Company agrees that it
        -----------
will not enter into a contract with any third party for the sale or distribution of the Products in the Territory. During the term of this Agreement, Distributor agrees that it will not enter into a contract with any third party for the sale or distribution of products that compete with the Products in the Territory.

    11. Sublicense Rights. Distributor may sublicense its rights under this
        -----------------
Agreement to third parties only with the prior written approval of the Company, which approval shall not be unreasonably withheld.

    12. Termination of Agreement.
        ------------------------

         (a)  Notice of Termination.  Distributor may terminate this Agreement
              ---------------------
for any reason upon 90 days prior written notice to the Company.

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          (b) Termination For Cause.  Company, in its sole discretion, may
              ---------------------
terminate this Agreement at any time prior to the expiration of its stated term in the event that:

                 i)   Distributor fails to meet the Product Purchase Target; or

                ii) Distributor defaults in any payment due to Company and such default continues unremedied for a period of ten (10) days after written notice by Company to Distributor identifying the nature of the default; or

                iii) Distributor fails to perform any other obligation, warranty, duty or responsibility or is in default with respect to any term or condition undertaken by Distributor under this Agreement or under the Co-Development Agreement between Company and Distributor of even date herewith, other than the payment of money, and such failure or default continues unremedied for a period of fifteen (15) days after written notice by Company to Distributor identifying the nature of the default; or

                iv) Distributor is merged, consolidated, sells all or substantially all of its assets, or implements or suffers any substantial change in control.

                In the event Distributor fails to meet any Product Sales Target specified in Section 8(e)(i) or (ii), the Company shall have the right to change the distribution right granted to Distributor under this Agreement to a non-exclusive right.

          (c) Automatic Termination.  This Agreement terminates automatically,
              ---------------------
with no further act of action of either party, if a receiver is appointed for Distributor or its property, Distributor makes an assignment for the benefit of its creditors, any proceedings are commenced by, for or against Distributor under any bankruptcy, insolvency or debtor's relief law or Distributor is liquidated or dissolved.

          (d) Effect of Termination.  Upon termination of this Agreement and for
              ---------------------
a period of one (1) year after the date of termination, Distributor shall make available, upon reasonable prior notice, to Company for inspection and copying all books and records of Distributor that pertain to Distributor's performance of and compliance with its obligations, warranties and representations under this Agreement. Unless the parties otherwise agree in writing, upon termination of this Agreement, Distributor shall (i) deliver to the Company or any new distributor designated by the Company within 30 days all inventory, other assets of the Company and copies of the records in Distributor's possession related to the Products, for which Company shall pay to Distributor the purchase price Distributor originally paid pursuant to Section 6(a) for the Products included in such inventory, and (ii) take all steps necessary, in accordance with the Company's instructions and in a timely manner, to transfer all regulatory permits, licenses and approvals for the Products to the Company or its designee effective with the date of termination.

          (e) No Compensation For Termination. Distributor acknowledges that
              -------------------------------
prices for the Products have been established at a level to compensate Distributor for the costs of making the translations and to develop and exploit the market with respect to the Products. Upon the expiration or other termination of this Agreement, Distributor shall not be entitled to any termination compensation, consequential damages, indemnity or other payment for goodwill, lost profits, costs of re-establishment or replacement of the business or any other expenses or rights relating to the Products or to termination of this Agreement or the expectations of one or both of the parties that this Agreement (or the relationships created hereby) may be renewed and/or extended. Distributor expressly acknowledges any rights to any compensation for the termination of this Agreement afforded by law or custom, and to the extent permissible under applicable law, is hereby expressly and completely waived. Distributor acknowledges and agrees that (i) Distributor has no expectation, and has received no assurances, that its business relationship with Company will continue beyond the stated term of this Agreement or its earlier termination in accordance with this Agreement, that any investment by Distributor in the promotion of the Products will be recovered or recouped, or that Distributor shall obtain any anticipated amount of profits by virtue of this Agreement; and (ii) Distributor shall not have or acquire by virtue of this Agreement or otherwise any vested, proprietary or other right in the promotion of the Products or in any goodwill created by its efforts hereunder.

          THE PARTIES ACKNOWLEDGE THAT THIS SECTION HAS BEEN INCLUDED AS A MATERIAL INDUCEMENT FOR COMPANY TO ENTER INTO THIS AGREEMENT AND THAT COMPANY WOULD NOT HAVE ENTERED INTO THIS AGREEMENT BUT FOR THE LIMITATIONS OF LIABILITY AS SET FORTH HEREIN.

    13. Trademarks and Intellectual Property Rights.
        -------------------------------------------

          (a) Distributor acknowledges that the Company owns the Trademarks, and Distributor agrees that it shall not at any time during or after this Agreement assert or claim any interest in or do anything that may adversely affect the validity or enforceability of any Trademark. Distributor agrees not to attach any additional trademarks, logos or trade designations to the Products except as may be expressly approved by the Company. Notwithstanding the foregoing, Distributor shall be entitled to indicate in all written material pertaining to the Products that the same are distributed by Distributor.

          (b) Upon expiration or termination of this Agreement, Distributor shall forthwith cease all display, advertising and use of the Trademarks and shall not thereafter use, advertise or display any name, mark or logo which is, or any part of which is, similar to or confusing with any such designation theretofore associated with the Products.

          (c) Distributor agrees to inform the Company in writing immediately upon becoming aware of any infringement or threatened infringement of any Trademark, patent, name or logo owned or used by the Company.

          (d) Company shall use all reasonable efforts, at its cost, to bring any infringement or threatened infringement referred to in paragraph (c) above to an end, whether by commencing and prosecuting legal proceedings or otherwise, and shall have the sole right to control any demand or action in respect of any such infringement or threatened infringement. Distributor agrees to cooperate with Company by doing all acts and things that the Company may reasonably require in respect of any infringement or threatened infringement.

    14. Warranties.  Subject to the conditions hereinafter stated, the Company
        ----------
warrants that the Products meet, in all material respects, the specifications of the Products as the same may be changed by the Company from time to time.

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          (a) This warranty extends only to Distributor and Distributor's remedy for a breach of this warranty is limited, at the discretion of the Company, to the refund of the purchase price for, or the repair or replacement of, any non-conforming Products.

          (b) The Company shall, at its option and expense, refund the purchase price for, or repair or replace, a defective Product, provided that Distributor
(i) notifies the Company of any such defect within thirty (30) days from the date of actual receipt of the Products by Distributor and (ii) promptly returns such defective Product to the Company.

    THE EXPRESS WARRANTIES SET FORTH HEREIN ARE IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING (WITHOUT LIMITATION) ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR USE.

    The refund or repair or replacement, in the manner and for the period of time provided above, shall constitute the Company's sole liability and Distributor's exclusive remedy for failure of the Company to meet its warranty obligations, whether claims of Distributor are based in contract, in tort or otherwise.

   15.  Indemnity.
        ---------

    (a) The Company shall indemnify and hold Distributor harmless from any and all damages, losses, expenses or costs (including reasonable attorneys' fees and expenses) or death or injury to a person arising from a breach by Company of its warranties under Section 14, unless due to the negligence or other fault of the Distributor, its affiliates or their representatives.

    (b) The Distributor shall indemnify and hold the Company harmless from any and all damages, losses, expenses or costs (including reasonable attorneys' fees and expenses) arising from the negligence or other fault of the Distributor, its affiliates or their representatives in the performance of their duties under this Agreement.

    (c) The Company shall indemnify and hold Distributor harmless from any and all damages, losses, expenses or costs (including reasonable attorneys' fees and expenses) arising from any claim by a third party of infringement of such third party's intellectual property by a Product.

    (d) The foregoing indemnities are continuing obligations of the parties separate and independent of their other obligations under this Agreement and will survive termination of this Agreement.

   16.  Taxes and Duties.  Distributor shall have the sole responsibility to pay
        ----------------
all import duties and fees, taxes and other charges levied by Government authorities in the Territory upon or in connection with any transaction covered by this Agreement, including without limitation taxes on sales, use, transactions or inventory, and value-added taxes.

   17.  Permits and Licenses.  Distributor shall have sole responsibility to
        --------------------
obtain all permits, licenses and approvals from Government authorities necessary to import and sell the Products in the Territory or to return any of the Products to the Company. Company shall be the owner of all such permits, licenses and approvals, and Distributor shall be Company's authorized representative for such purpose. In the event applicable law does not permit Company to be named as the owner of any such permit, license or approval, Distributor may be named as the owner for the benefit of the Company; provided that, upon termination of this Agreement, Distributor will take all necessary steps to transfer ownership to the Company or its designee in accordance with the Company's instructions and in a timely manner.

    Distributor shall also have the sole responsibility to comply with any requirement to file this Agreement with any Government authority in the Territory or to obtain the approval of any Government authority in the Territory for this Agreement. If any Government authority in the Territory invalidates any portion of this Agreement, the Company shall have the option to terminate this Agreement immediately by written notice to Distributor.

  18.   Compliance with Laws.  Distributor acknowledges that, as a company
        --------------------
engaged in the marketing and distribution of U.S. origin goods and services, certain U.S. laws and regulations apply to some of its activities on behalf of the Company.

    (a) The Distributor agrees to inform itself concerning the requirements of such U.S. laws and regulations, including the Export Administration Act (as and when in force), Export Administration Regulations (including the Antiboycott Regulations), Securities Exchange Act and other securities laws, Foreign Corrupt Practices Act and sanctions regulations administered by the U.S. Treasury's Office of Foreign Assets Control, to ensure its continuing compliance with such U.S. laws and regulations as they may apply to the Company and Distributor.

    (b) In particular, without limiting the foregoing, the Distributor acknowledges that U.S. law at the date of execution of this Agreement continues to prohibit the re-export to North Korea of virtually all U.S. origin goods unless a license has been issued by the U.S. government authorizing such re-export. The Distributor agrees to obtain such U.S. Government licenses as may be required for the sale or distribution of the Products, and the Distributor agrees not to offer or give anything of value to any foreign government official in violation of any applicable law for the purpose of obtaining or retaining business.

    (c) Distributor likewise agrees to inform itself concerning and to comply with the applicable laws and regulations of the countries where it distributes the Products. Distributor shall advise the Company of any change in any law or regulation applicable in the Territory which may be relevant to the Products.

      19. Force Majeure.  The Company shall use all commercially reasonable
          -------------
efforts to fill orders promptly and to meet requested dates of shipment. The Company shall not be liable for delays or failure in delivery or manufacture due to causes beyond its reasonable control, such as acts of God, acts of Distributor, acts of civil or military authorities, fires, strikes, floods, wars, riots and other causes of a similar nature.

      20. Disputes and Arbitration.  The parties hereto are convinced that a
          ------------------------
large part of contract litigation is caused by a failure to reduce the essential terms and conditions to writing and that much of the remainder is caused by weaknesses or various kinds in written contracts. Thus, they have endeavored to use every care and caution in the preparation of this Agreement. Nevertheless, a relationship of this character may pose new problems from time to time requiring subsequent resolution. Therefore, it is the aim and intention of the parties, in their mutual interests, to provide a practical and dignified means for friendly adjustment of any differences in the interpretation of this Agreement or the settlement of any disputes that may arise hereunder between the parties.

          (a) Each party agrees to bring all such matters to the attention of the other prior to instituting any arbitration as provided herein. This shall be done without prejudicing their harmonious relationship and operations hereunder, and the offices of either party and their facilities shall be available at all times for the prompt and effective adjustment of all such differences under friendly and courteous circumstances.

          (b) If the dispute cannot be resolved within twenty (20) days after being brought to a party's attention as described in paragraph (a) above, the parties shall refer the dispute to the respective officers designated below (or their successors) for attempted resolution by good faith negotiations within forty (40) days of the notice described in paragraph (a) above:

              For Nexell:  ______________________________

              For Takara:  ______________________________

          (c) In the event the officers are unable to resolve such disputes on behalf of the parties within forty (40) days of the notice described in paragraph (a) above, the parties hereby agree to submit any and all disputes arising hereunder to binding arbitration under the commercial rules of the American Arbitration Association in Los Angeles, California.

    21. Notices.  All written notices or other written communications required
        -------
under this Agreement shall be deemed properly given when provided to the parties entitled thereto by personal delivery (including delivery by commercial services such as messengers and air freight forwarders), by electronic means (such as by electronic mail, telex or facsimile transmission) or by mail sent registered or certified mail, postage prepaid at the following addresses (or to such other address of a party designated in writing by such party to the others):

     Company:     Nexell Therapeutics Inc.
                  9 Parker
                  Irvine, California 92818
                  Attn: William Wong
                  Fax No. (949) 470-6645

     Distributor: Takara Shuzo Co. Ltd.
                  Seta 3-4-1, Otsu,
                  Shiga 520-2193
                  Attn: Ikunoshin Kato
                  Fax No. 077-543-9254

All notices given by electronic means shall be confirmed by delivering to the party entitled thereto a copy of said notice by certified or registered mail, postage prepaid, return receipt requested. All written notices shall be deemed delivered and properly received upon the earlier of five (5) days after mailing the confirmation notice or upon actual receipt of the notice provided by personal delivery or electronic means.

    22. Subject Headings.  The subject headings of the paragraphs of this
        ----------------
Agreement are included solely for purposes of convenience and reference only, and shall not be deemed to explain, modify, limit, amplify or aid in the meaning, construction or interpretation of any of the provisions of this Agreement.

    23. Exhibits.  All exhibits, attached hereto and referred to herein, are an
        --------
integral part of this Agreement and are incorporated herein by reference hereby.

    24. Amendments.  Unless expressly permitted herein, no supplement,
        ----------
modification or amendment of any term, provision or condition of this Agreement (including this Paragraph) shall be binding or enforceable unless evidenced in a writing executed by the parties hereto.

    25. Entire Agreement and Waiver.  This Agreement contains the entire
        ---------------------------
agreement between the parties hereto and supersedes all prior and contemporaneous agreements, arrangements, negotiations and understandings between the parties hereto, relating to the subject matter hereof. There are no other agreements, understandings, statements, promises or inducements, oral or otherwise, contrary to the terms of this Agreement. No representations, warranties, covenants or conditions, express or implied, whether by statute or otherwise, other than as set forth herein, have been made by any party hereto. No waiver of any term, provision, or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or shall constitute, a waiver of any other provision hereof, whether or not similar, nor shall such waiver constitute a continuing waiver, and no waiver shall be binding unless executed in writing by the party making the waiver.

    26. No Assignment.  Neither this Agreement nor any of the rights or
        -------------
obligations hereunder shall be assignable by any party hereto without the written consent of the other party first obtained (which consent shall not be unreasonably withheld). Notwithstanding the foregoing, either party, without the consent of the other, may assign this Agreement to an affiliate of such party. However, if any assignee affiliate ceases to be an affiliate of the assignor party, that event shall be deemed to be an assignment requiring the consent of the other party. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective representatives, successors and permitted assigns.

    27. Counterparts.  This Agreement may be executed in one or more
        ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    28. Governing Law And Disputes.  This Agreement and the performance thereof
        --------------------------
shall be construed, interpreted, applied and governed in all respects in accordance with the internal laws of the State of California (without regard to the application of its conflicts of laws) and the 2000 ICC INCOTERMS. The parties expressly reject any application of the United Nations Convention on Contracts for the International Sale of Goods. Each party hereby submits to the exclusive jurisdiction of the Superior Court of the State of California for the County of Orange and the U.S. District Court for the Central District of California.

    29. Confidentiality.  The parties hereto agree that the terms and conditions
        ---------------
of this Agreement are confidential and shall not be disclosed by any party hereto, except as may be required by law, without the prior written consent of the other party first obtained.

    30. Reformation/Severability.  If any provision of this Agreement is
        ------------------------
declared invalid by any tribunal, then such provision shall be deemed automatically adjusted to the minimum extent necessary to conform to the requirements for validity as declared at such time and, as so adjusted, shall be deemed a provision of this Agreement as though originally included herein. In the event that the provision invalidated is of such a nature that it cannot be so adjusted, the provision shall be deemed deleted from this Agreement as though such provision had never been included herein. In either case, the remaining provisions of this Agreement shall remain in effect.

    31. Limitation of Liability.  IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR
        -----------------------
INCIDENTAL, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, LOST BUSINESS, PROFITS OR DAMAGES ARISING FROM OR CONNECTED WITH LOST, DAMAGED OR ALTERED DATA OR LOSS OF GOODWILL.

    32. Publicity.  All notices to third parties and all other publicity
        ---------
concerning the transactions contemplated hereby shall be jointly planned and coordinated by the parties hereto and no party shall act unilaterally in this regard with the prior written approval of the other.

    33. Language/Currency.  The governing language to be used for purposes of
        -----------------
the interpretation and meaning of this Agreement shall be English and all references to dollars ($) shall be to U.S. Dollars.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by persons duly authorized as of the date first set forth above.


Company:  NEXELL THERAPEUTICS INC.


/s/ L. William McIntosh
-----------------------
By:
Name: L. William McIntosh
Title: President and Chief Operating Officer


Distributor:  TAKARA SHUZO CO., LTD.


/s/ Ikumoshin Kato
------------------
By:
Name: Ikumoshin Kato, Ph.D.
Title: President, Biomedical Group